Company Contact:	Investor Relations Contact:
Mr. Jing Xie	CCG Investor Relations
Secretary of Board and Vice President	Mr. Athan Dounis, Account Manager
Universal Travel Group	Phone: 1-646-213-1916
Phone: +86-755-8366-8489	Email: athan.dounis@ccgir.com
Email: 06@cnutg.cn	Mr. Crocker Coulson, President
us.cnutg.com	Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Announces Acquisition of Zhengzhou Yulongkang
Travel Service Company

SHENZHEN, China, January 26, 2010 – Universal Travel Group (NYSE: UTA) (“Universal Travel Group” or the “Company”), a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services via the Internet and customer service representatives, announced today that it has entered into a Letter of Intent to acquire Zhengzhou Yulongkang Travel Service Company (“Zhengzhou Yulongkang”) for RMB 39 million (approximately $5.7 million), 90% of which to be paid in cash and 10% of the purchase consideration in shares of the Company’s common stock. The purchase consideration may be subject to adjustment after the completion of acquisition audit on Zhengzhou Yulongkang by the Company.

Zhengzhou Yulongkang was founded in 2000 in Zhengzhou, Henan Province. Zhengzhou Yulongkang has a team of experienced and knowledgeable tour guides that take tourists on more than ten proprietary regional routes and hundreds of points of interest. Zhengzhou Yulongkang is a one-stop shop, providing comprehensive travel services and maintaining long-term cooperation with transportation agents, travel destinations, hotels, and air ticket agencies. In addition, Zhengzhou Yulongkang has developed outdoor team building programs in 2004 based on its chosen travel destination, Wengcheng Waterfall. Unaudited 2009 revenue and net income will be about $10.5 million and $0.86 million, respectively.

“Our recent acquisitions of travel service providers of national tourist destinations demonstrate our commitment to expand into domestic travel markets and raise awareness of our Company and the services we provide in these targetted regions.  Zhengzhou Yulongkang’s addition will further enhance Universal Travel Group’s core business segments and complement our packaged tour business,” said Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer. “Through these acquisitions, we will strengthen our product portfolio, geographic coverage and brand awareness to build a larger network of customers. We believe we are strategically positioned to be in the forefront of the rising China travel market.”

About Zhengzhou Yulongkang Travel Service Company

Zhengzhou Yulongkang Travel Service Company was established in 2000 in Zhengzhou, Henan Province of China. The company currently has a management team of 25 people and over 60 tour organizers and guides.The Company provides comprehensive travel services and maintains long-term cooperation relations with transportation agents, travel destinations, hotels, and air ticket agencies. Its regional tour routes include “Charming Tibet”, “Winter Hot Spring”, “Passion Ski Trip”, etc. Zhengzhou Yulongkang Travel Service Company has received a series of industry and corporate awards from 2003 – 2006.

About Universal Travel Group

Universal Travel Group is a leading travel service provider in China offering packaged tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites.  These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company’s headquarters and main base of operations is located in Shenzhen in the Pearl River Delta region of China.  More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country.  For more information on the Company, please visit http://us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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